                                                                    EXHIBIT 99.1



For additional information contact:

IntelliCorp, Inc.
Jerry Klajbor-VP, Finance and CFO
650 965-5621
jklajbor@intellicorp.com


        INTELLICORP REPORTS FISCAL YEAR RESULTS, ANNOUNCES EXECUTIVE MANAGEMENT CHANGES, AND ITS DECISION TO FILE FOR REORGANIZATION UNDER CHAPTER XI

        REORGANIZATION UNDER CHAPTER XI WILL ENABLE US, AS A STRONG AND STABLE COMPANY, TO SUPPORT OUR CUSTOMERS WITH THE HIGH LEVEL AND QUALITY OF SERVICE THAT THEY HAVE COME TO EXPECT FROM INTELLICORP

        Mountain View, Calif. -- September 6, 2002 -- IntelliCorp, Inc. [OTCBB:
INAI.OB], a leading provider of business process optimization solutions, today announced revenues of $11.6 million and net loss to common shareholders of $13.7 million, or ($0.47) per share for its fiscal year ending June 30, 2002. During the fourth quarter of fiscal year 2002, the Company posted revenues of $2.3 million and a net loss to common shareholders of $3.2 million or ($0.07) per share.

        "Like many other companies in our sector, our revenues were severely and adversely impacted throughout this period by reduced and delayed business spending, especially on IT projects. Although we aggressively reduced operating expenses by over $10 million vs. last year to position IntelliCorp to `survive' this unusually protracted market downturn, and enjoyed the continuing support of our key investor to meet our immediate cash needs, our revenues continued to decline and we suffered additional losses," said Jerry Klajbor, IntelliCorp's CFO.

        "In the first quarter of this new fiscal year, we made further reductions in our worldwide staffing levels and temporarily furloughed additional staff members. After a thorough assessment of current market conditions by both senior management and our Board of Directors, it was very clear that the Company needed to take a more drastic measure and fully reorganize. This included the need to clearly redefine our business strategies, further reduce expenses and secure additional long-term financing in the Company. It was determined that this could not be done effectively, given existing day-to-day requirements and obligations (including excess office space and other cash requirements), without a change in our status. Therefore, we have decided to file a petition for Reorganization under Chapter 11 as an interim step, giving us the time and flexibility to rebuild IntelliCorp," said Jerry Klajbor.

        IntelliCorp has completed the initial phases of its strategic initiative to redefine our market, and how best to position IntelliCorp's solutions into that market. The Company has reorganized our executive management team under the leadership of Jerry Klajbor, VP of Finance and CFO, to fully capitalize on their respective skills and background. The team will be comprised of Jeffrey Dalton, VP of Global Services; George D'Auteuil, VP of Global Marketing and Sales; Jerry Klajbor, VP of Finance and CFO; and Chris Trueman, VP of Product Development.

        "As demonstrated in our Plan of Reorganization to be filed today in Delaware, concurrently with an agreement for DIP (Debtor in Possession) financing, we firmly believe we will be able to rapidly finalize our plans for reorganization and will emerge as a stronger and more focused IntelliCorp. Our `Plan' includes a further reduction of expenses of 20 to 25% going forward, $2 million in DIP financing, and over $1.5 million in exit financing, which will strengthen the Company over both the short-term and the long-term. This will enable us, as a strong and stable Company, to support our customers with the high level and quality of service that they have come to expect from IntelliCorp," added Jerry Klajbor.

        The Company also announced today that Mr. Raymond Moreau has resigned as the Company's CEO and Member of the Board of Directors in order to pursue other business opportunities. The Board of Directors would like to acknowledge Mr. Moreau for his contributions to IntelliCorp over the past two years and wish him the best in his future endeavors. Jerry Klajbor concluded, "Finally, I want to thank all of our staff members for their unwavering support and hard work as well as our customers for their continued business this past year and as we press forward into the new year ahead of us."

        ABOUT INTELLICORP

        IntelliCorp is a leading solutions and services firm focused on the optimization of key business processes across the entire enterprise requiring extensive technical integration and business process expertise. Today's challenging business climate requires the tight integration of front-office processes with back-office systems to reduce cost and improve operational efficiencies, while increasing customer satisfaction and retention. IntelliCorp has deep capability and experience with SAP R3, MySAP.com, Siebel eBusiness Applications, and a number of other dominant software suites and components. In addition, IntelliCorp offers a suite of software solutions, tools, and applications for business process management and support of the integration and management of SAP's back office systems. Headquartered in Mountain View, CA, the company has offices across the United States and throughout Europe. IntelliCorp's web site is http://www.intellicorp.com/.

        The statements in this release that relate to future plans, events or performance are forward-looking statements. Actual results might differ materially due to a variety of factors. Additional information about these factors is contained in our most recent report on Form 10-KSB under the sections pertaining to Business and Risk Factors as well as in our Form 10-QSB under the section entitled Management's Discussion and Analysis of Financial Conditions and Results of Operations.

        ###

        Note to Editors: IntelliCorp is a registered trademark of IntelliCorp, Inc., IC NetProcess(tm), LiveModel(tm), LiveCapture(tm), WebExpress(tm), myProcesses.com(tm), MigratorPlus(tm), eBizExpress(tm), and LiveInterface(tm) are trademarks of IntelliCorp, Inc. SAP R/3, and mySAP.com are trademarks of SAP AG. All other marks are used for the benefit of their respective owners, and IntelliCorp, Inc. disclaims any interest in such marks.

INTELLICORP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

                                                          Quarter Ended                       Year Ended
                                                             June 30,                          June 30,
                                                    -------------------------         -------------------------
                                                       2002             2001            2002             2001
                                                           (unaudited)               (unaudited)          (1)

Revenues                                            $  2,284         $  6,061         $ 11,609         $ 25,613
Cost of revenues                                       1,756            5,066            9,198           15,416
Research and development                                 537              787            2,428            2,897
Sales, marketing, general and administrative           2,413            3,921           10,717           14,296
Impairment of goodwill                                   475               --              475               --
                                                    --------         --------         --------         --------
Loss from operations                                  (2,897)          (3,713)         (11,209)          (6,996)

Other income/(expense), net                              (68)             (99)            (303)            (253)
                                                    --------         --------         --------         --------

Loss before taxes                                     (2,965)          (3,812)         (11,512)          (7,249)

Provision for taxes                                       --               (9)              29               (3)
                                                    --------         --------         --------         --------

Net loss                                            $ (2,965)        $ (3,803)        $(11,541)        $ (7,246)
                                                    ========         ========         ========         ========

Series A, Series B and Series C Preferred
Stock dividends                                          229              253              918              649


Beneficial conversion dividend

Series C Preferred Stock                                  --               --            1,259            1,703
                                                    --------         --------         --------         --------

Net loss applicable to common shareholders          $ (3,194)        $ (4,056)        $(13,718)        $ (9,598)
                                                    ========         ========         ========         ========

Basic and diluted net loss per common share         $  (0.07)        $  (0.19)        $  (0.47)        $  (0.45)
                                                    ========         ========         ========         ========

Shares used in computing basic and diluted
net loss per common share                             48,416           21,731           29,145           21,140
                                                    ========         ========         ========         ========

    Net loss per share is based on the weighted average number of common shares outstanding during each period. All common stock equivalents are excluded, as their effect would be anti-dilutive.

    (1) Derived from the Company's audited consolidated balance sheet included in the Company's Annual Report on Form 10-KSB.



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INTELLICORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)


                                            June 30,         June 30,
                                              2002             2001
                                            --------         --------
                                          (unaudited)           (1)
ASSETS

Cash and cash equivalents                   $    318         $  2,639
Receivables (net)                              1,616            5,966
Other current assets                             611              671
Purchased intangibles (net)                      478            1,472
Property and equipment (net)                     272              603
Other assets                                     126              143
                                            --------         --------

TOTAL                                       $  3,421         $ 11,494
                                            ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                            $  1,076         $  2,381
Deferred revenues                                801            1,081
Other current liabilities                      4,991            5,265
Capital stock                                 79,637           73,392
Accumulated deficit                          (83,084)         (70,625)
                                            --------         --------

TOTAL                                       $  3,421         $ 11,494
                                            ========         ========


(1) Derived from the Company's audited consolidated balance sheet included in the Company's Annual Report on Form 10-KSB.